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                                                                    EXHIBIT 4(c)


                              CERTIFICATE OF TRUST

                 The undersigned, the trustees of Textron Capital III, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C.
Section 3810, hereby certify as follows:

                 1. The name of the business trust being formed hereby (the "Trust") is "Textron Capital III."

                 2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                          The Chase Manhattan Bank (USA)
                          802 Delaware Ave.
                          13th Floor
                          Wilmington, Delaware  19801

                 3. This Certificate of Trust shall be effective as of the date of filing.
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                 IN WITNESS WHEREOF, the undersigned have executed this
Certificate of Trust as of the date written below.


Dated:  October 4, 1995



                                                  /s/ Brian T. Downing
                                      ------------------------------------------
                                      Name:  Brian T. Downing
                                      Title: Trustee



                                                   /s/ Greg E. Hudson
                                      ------------------------------------------
                                      Name:  Greg E. Hudson
                                      Title: Trustee


                                      THE CHASE MANHATTAN BANK (USA), as Trustee



                                      By:            /s/ John W. Mack
                                         ---------------------------------------
                                         Name:  John W. Mack
                                         Title: Second Vice President



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